Exhibit (15.1)

May 3, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

RE:

Ecolab Inc. Registration Statements on Form S-8 (Registration Nos. 2-90702; 33-18202;

33-55986; 33-56101; 333-95043; 333-109890; 33-34000; 33-56151; 333-18627; 333-109891; 33-39228; 33-56125; 333-70835; 33-60266; 333-95041; 333-40239; 333-95037; 333-50969; 333-58360; 333-97927; 333-115567; 333-129427; 333-129428; 333-140988; 333-115568;

333-132139; 333-147148; 333-163837; 333-163838; 333-165130; 333-165132; 333-166646; 333-174028; 333-178300; 333-178302; 333-184650; 333-190317; 333-199729; 333-199730; and 333-199732); Form S-4 (Registration No. 333-176601) and Form S-3 (Registration No. 333-221305).

Commissioners:

We are aware that our report dated May 3, 2018 on our review of interim financial information of Ecolab Inc., which appears in this Quarterly Report on Form 10-Q, is incorporated by reference in the Registration Statements listed above.

Yours very truly,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota